Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

THIRD QUARTER 2016 FINANCIAL RESULTS

ITASCA, IL, October 27, 2016 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended September 30, 2016. Management will host a webcast conference call to discuss these results on Friday, October 28, 2016 at 9:00 a.m. ET/8:00 a.m. CT. To listen to the call, and for printer-friendly formats of this release and the “Supplemental Quarterly Data” and “CFO Commentary,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 9.

Summary of Financial Results – Third Quarter

Reconciliations of non-GAAP measures begin on page 2

(Dollars in millions, except per share data)	3rd Q 2016		3rd Q 2015		Change
	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP
Brokerage Segment
Revenues	$877.6	$876.5	$835.5	$811.4	5%	8%
Organic revenues		$823.8		$796.5		3.4%
Net earnings	$97.7		$75.5		29%
Net earnings margin	11.1%		9.0%		+209 bpts
Adjusted EBITDAC		$244.8		$225.0		9%
Adjusted EBITDAC margin		27.9%		27.7%		+20 bpts
Diluted net earnings per share	$0.55	$0.61	$0.44	$0.57	25%	7%

Risk Management Segment
Revenues	$176.7	$176.7	$179.2	$180.4	-1%	-2%
Organic revenues		$176.4		$175.2		0.7%
Net earnings	$13.2		$13.8		-4%
Net earnings margin	7.5%		7.7%		-23 bpts
Adjusted EBITDAC		$29.6		$31.8		-7%
Adjusted EBITDAC margin		16.8%		17.6%		-88 bpts
Diluted net earnings per share	$0.07	$0.08	$0.08	$0.09	-13%	-11%

Corporate Segment
Diluted net earnings per share	$0.07	$0.08	$0.23	$0.11	-70%	-27%

Total Company
Diluted net earnings per share	$0.69	$0.77	$0.75	$0.77	-8%	0%
Diluted weighted average shares outstanding (in millions)	178.5		176.8

“My recent meetings with dozens of insurance carriers, and our own internal data suggests the domestic insurance market remains stable,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “This is a market where expertise and value added service should drive growth. Around the world, we are successfully executing our strategies – we are growing organically, expanding through M&A, making strides in productivity and quality and our culture is thriving. We are well positioned for a strong finish to 2016 and for another excellent year in 2017.”

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Summary of Financial Results – Nine Months Ended September 30, 2016

Reconciliations of non-GAAP measures begin on page 3

(Dollars in millions, except per share data)	9 Months 2016		9 Months 2015		Change
	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP
Brokerage Segment
Revenues	$2,642.2	$2,637.5	$2,472.2	$2,410.6	7%	9%
Organic revenues		$2,453.5		$2,369.5		3.6%
Net earnings	$278.5		$216.4		29%
Net earnings margin	10.5%		8.8%		+179 bpts
Adjusted EBITDAC		$720.5		$647.3		11%
Adjusted EBITDAC margin		27.3%		26.9%		+47 bpts
Diluted net earnings per share	$1.54	$1.77	$1.24	$1.64	24%	8%

Risk Management Segment
Revenues	$532.5	$532.5	$545.8	$542.5	-2%	-2%
Organic revenues		$528.6		$525.0		0.7%
Net earnings	$42.1		$45.8		-8%
Net earnings margin	7.9%		8.4%		-48 bpts
Adjusted EBITDAC		$91.2		$93.3		-2%
Adjusted EBITDAC margin		17.1%		17.2%		-7 bpts
Diluted net earnings per share	$0.23	$0.24	$0.27	$0.27	-15%	-11%

Corporate Segment
Diluted net earnings per share	$0.02	$0.08	$0.20	$0.07	-90%	14%

Total Company
Diluted net earnings per share	$1.79	$2.09	$1.71	$1.98	5%	6%
Diluted weighted average shares outstanding (in millions)	178.2		171.8

Quarter Ended September 30 Reported GAAP to Adjusted Non-GAAP Reconciliation:

							Diluted Net
	Revenues		Net Earnings		EBITDAC		Earnings Per Share
Segment	3rd Q 16	3rd Q 15	3rd Q 16	3rd Q 15	3rd Q 16	3rd Q 15	3rd Q 16	3rd Q 15
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$877.6	$835.5	$97.7	$75.5	$229.9	$203.3	$0.55	$0.44
Gains on book sales	(1.1)	(2.6)	(0.8)	(2.1)	(1.1)	(2.6)	—	(0.01)
Acquisition integration	—	—	6.7	18.6	9.4	23.3	0.04	0.10
Workforce & lease termination	—	—	4.3	2.7	6.0	3.4	0.02	0.02
Acquisition related adjustments	—	—	1.3	5.0	0.6	0.2	—	0.02
Levelized foreign currency translation	—	(21.5)	—	(0.5)	—	(2.6)	—	—

Brokerage, as adjusted *	876.5	811.4	109.2	99.2	244.8	225.0	0.61	0.57

Risk Management, as reported	176.7	179.2	13.2	13.8	29.2	29.3	0.07	0.08
Workforce & lease termination	—	—	0.3	1.0	0.4	1.4	0.01	0.01
Client bankruptcy	—	1.0	—	0.7	—	1.0	—	—
Levelized foreign currency translation	—	0.2	—	0.1	—	0.1	—	—

Risk Management, as adjusted *	176.7	180.4	13.5	15.6	29.6	31.8	0.08	0.09

Corporate, as reported	428.0	440.1	19.5	51.6	(42.7)	(9.7)	0.07	0.23
Impact of 2015 litigation settlement	—	(31.0)	3.5	(22.3)	4.4	(21.9)	0.01	(0.12)

Corporate, as adjusted *	428.0	409.1	23.0	29.3	(38.3)	(31.6)	0.08	0.11

Total Company, as reported	$1,482.3	$1,454.8	$130.4	$140.9	$216.4	$222.9	$0.69	$0.75

Total Company, as adjusted *	$1,481.2	$1,400.9	$145.7	$144.1	$236.1	$225.2	$0.77	$0.77

Total Brokerage & Risk Management, as reported	$1,054.3	$1,014.7	$110.9	$89.3	$259.1	$232.6	$0.62	$0.52

Total Brokerage & Risk Management, as adjusted *	$1,053.2	$991.8	$122.7	$114.8	$274.4	$256.8	$0.69	$0.66

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*	For 2016, the pretax impact of the Brokerage Segment adjustments totals $16.2 million, with a corresponding adjustment to the provision for income taxes of $4.7 million relating to these items. The pretax impact of the Risk Management Segment adjustments totals $0.4 million, with a corresponding adjustment to the provision for income taxes of $0.1 million relating to these items. The pretax impact of the Corporate Segment adjustments totals $4.4 million, with a corresponding adjustment to the provision for income taxes of $0.9 million relating to this item. A detailed reconciliation of the 2016 and 2015 provision for income taxes is shown on page 13.

Nine Months Ended September 30 Reported GAAP to Adjusted Non-GAAP Reconciliation:

							Diluted Net
	Revenues		Net Earnings		EBITDAC		Earnings Per Share
Segment	9 Mths 16	9 Mths 15	9 Mths 16	9 Mths 15	9 Mths 16	9 Mths 15	9 Mths 16	9 Mths 15
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$2,642.2	$2,472.2	$278.5	$216.4	$674.4	$575.8	$1.54	$1.24
Gains on book sales	(4.7)	(7.0)	(3.3)	(5.2)	(4.7)	(7.0)	(0.02)	(0.03)
Acquisition integration	—	—	25.1	48.6	35.5	66.5	0.14	0.28
Workforce & lease termination	—	—	8.6	12.8	12.1	17.9	0.05	0.08
Acquisition related adjustments	—	—	9.6	13.8	3.2	2.7	0.06	0.08
Levelized foreign currency translation	—	(54.6)	—	(2.2)	—	(8.6)	—	(0.01)

Brokerage, as adjusted *	2,637.5	2,410.6	318.5	284.2	720.5	647.3	1.77	1.64

Risk Management, as reported	532.5	545.8	42.1	45.8	89.9	92.0	0.23	0.27
Workforce & lease termination	—	—	0.9	1.3	1.3	1.9	0.01	0.01
Client bankruptcy	—	1.0	—	0.7	—	1.0	—	—
Acquisition related adjustments	—	—	—	(0.3)	—	—	—	—
Levelized foreign currency translation	—	(4.3)	—	(1.0)	—	(1.6)	—	(0.01)

Risk Management, as adjusted *	532.5	542.5	43.0	46.5	91.2	93.3	0.24	0.27

Corporate, as reported	1,035.1	1,039.5	23.4	58.7	(112.0)	(59.2)	0.02	0.20
Impact of 2015 litigation settlement	—	(31.0)	11.6	(22.3)	14.6	(21.9)	0.06	(0.13)

Corporate, as adjusted *	1,035.1	1,008.5	35.0	36.4	(97.4)	(81.1)	0.08	0.07

Total Company, as reported	$4,209.8	$4,057.5	$344.0	$320.9	$652.3	$608.6	$1.79	$1.71

Total Company, as adjusted *	$4,205.1	$3,961.6	$396.5	$367.1	$714.3	$659.5	$2.09	$1.98

Total Brokerage & Risk Management, as reported	$3,174.7	$3,018.0	$320.6	$262.2	$764.3	$667.8	$1.77	$1.51

Total Brokerage & Risk Management, as adjusted *	$3,170.0	$2,953.1	$361.5	$330.7	$811.7	$740.6	$2.01	$1.91

*	For 2016, the pretax impact of the Brokerage Segment adjustments totals $56.6 million, with a corresponding adjustment to the provision for income taxes of $16.6 million relating to these items. The pretax impact of the Risk Management Segment adjustments totals $1.3 million, with a corresponding adjustment to the provision for income taxes of $0.4 million relating to these items. The pretax impact of the Corporate Segment adjustments totals $14.6 million, with a corresponding adjustment to the provision for income taxes of $3.0 million relating to this item. A detailed reconciliation of the 2016 and 2015 provision for income taxes is shown on page 14.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	3rd Q 16	3rd Q 15	Change	9 Mths 16	9 Mths 15	Change
Base Commissions and Fees
Commissions and fees, as reported	$811.5	$776.3	4.5%	$2,398.3	$2,254.4	6.4%
Less commissions and fees from acquisitions	(38.4)	—		(139.3)	—
Less disposed of operations	—	(1.1)		—	(1.9)
Levelized foreign currency translation	—	(20.3)		—	(51.3)

Organic base commissions and fees	$773.1	$754.9	2.4%	$2,259.0	$2,201.2	2.6%

Supplemental Commissions
Supplemental commissions, as reported	$35.3	$29.2	20.9%	$106.8	$90.9	17.5%
Less supplemental commissions from acquisitions	(0.1)	—		(1.4)	—
Less disposed of operations	—	(0.2)		—	(0.2)
Levelized foreign currency translation	—	(1.7)		—	(3.5)

Organic supplemental commissions	$35.2	$27.3	28.9%	$105.4	$87.2	20.9%

Contingent Commissions
Contingent commissions, as reported	$16.4	$14.5	13.1%	$96.7	$81.8	18.2%
Less contingent commissions from acquisitions	(0.9)	—		(7.6)	—
Less disposed of operations	—	(0.1)		—	(0.1)
Levelized foreign currency translation	—	(0.1)		—	(0.6)

Organic contingent commissions	$15.5	$14.3	8.4%	$89.1	$81.1	9.9%

Total reported commissions, fees, supplemental commissions and contingent commissions	$863.2	$820.0	5.3%	$2,601.8	$2,427.1	7.2%
Less commissions and fees from acquisitions	(39.4)	—		(148.3)	—
Less disposed of operations	—	(1.4)		—	(2.2)
Levelized foreign currency translation	—	(22.1)		—	(55.4)

Total organic commissions, fees, supplemental commissions and contingent commissions	$823.8	$796.5	3.4%	$2,453.5	$2,369.5	3.6%

Of the 3.4% growth in total organic revenues for third quarter 2016, domestic posted approximately 4% growth and international posted approximately 2% growth.

Acquisition Activity	3rd Q 16	3rd Q 15	9 Mths 16	9 Mths 15
Number of acquisitions closed *	7	5	28	27
Estimated annualized revenues acquired (in millions)	$27.4	$61.0	$97.8	$176.9

*	Gallagher issued 422,000 shares for tax-free exchange mergers in the third quarter of 2016. In anticipation, a similar number of shares were repurchased in June 2016.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued):

Compensation Expense and Ratios		3rd Q 16	3rd Q 15	9 Mths 16	9 Mths 15
Compensation expense, as reported		$504.0	$473.9	$1,515.1	$1,430.2
Acquisition integration (1)		(4.9)	(7.1)	(14.0)	(29.8)
Workforce and lease termination related charges		(5.5)	(2.4)	(9.3)	(15.5)
Acquisition related adjustments		(0.6)	(0.2)	(3.2)	(2.7)
Levelized foreign currency translation		—	(14.1)	—	(34.4)

Compensation expense, as adjusted		$493.0	$450.1	$1,488.6	$1,347.8

Reported compensation expense ratios using reported revenues on pages 2 and 3	*	57.4%	56.7%	57.3%	57.9%

Adjusted compensation expense ratios using adjusted revenues on pages 2 and 3	*	56.3%	55.4%	56.4%	55.9%

*	Reported and adjusted third quarter compensation ratios were 0.7 pts and 0.9 pts, respectively, higher than the same period in 2015. These ratios were primarily impacted by adverse employee medical plan experience.

Operating Expense and Ratios			3rd Q 16	3rd Q 15	9 Mths 16	9 Mths 15
Operating expense, as reported			$143.7	$158.3	$452.7	$466.2
Acquisition integration (1)			(4.5)	(16.2)	(21.5)	(36.7)
Workforce and lease termination related charges			(0.5)	(1.0)	(2.8)	(2.4)
Levelized foreign currency translation			—	(4.8)	—	(11.6)

Operating expense, as adjusted			$138.7	$136.3	$428.4	$415.5

Reported operating expense ratios using reported revenues on pages 2 and 3	*		16.4%	19.0%	17.1%	18.9%

Adjusted operating expense ratios using adjusted revenues on pages 2 and 3	*	*	15.8%	16.8%	16.2%	17.2%

*	Reported third quarter operating expense ratio was 2.6 pts lower than the same period in 2015. This ratio was primarily impacted by decreased integration costs and savings in business insurance.

**	Adjusted third quarter operating expense ratio was 1.0 pts lower than the same period in 2015. This ratio was primarily impacted by savings in business insurance and technology expenses.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	3rd Q 16	3rd Q 15	Change	9 Mths 16	9 Mths 15	Change
Net earnings, as reported	$97.7	$75.5	29.4%	$278.5	$216.4	28.7%
Provision for income taxes	51.4	47.0		148.8	123.7
Depreciation	14.2	13.8		42.6	39.2
Amortization	62.5	57.3		183.3	170.1
Change in estimated acquisition earnout payables	4.1	9.7		21.2	26.4

EBITDAC	229.9	203.3	13.1%	674.4	575.8	17.1%
Gains from books of business sales	(1.1)	(2.6)		(4.7)	(7.0)
Acquisition integration (1)	9.4	23.3		35.5	66.5
Acquisition related adjustments	0.6	0.2		3.2	2.7
Workforce and lease termination related charges	6.0	3.4		12.1	17.9
Levelized foreign currency translation	—	(2.6)		—	(8.6)

EBITDAC, as adjusted	$244.8	$225.0	8.8%	$720.5	$647.3	11.3%

Net earnings margin, as reported	11.1%	9.0%	+209 bpts	10.5%	8.8%	+179 bpts

EBITDAC margin, as adjusted	27.9%	27.7%	+20 bpts	27.3%	26.9%	+47 bpts

(1)	Acquisition integration costs consist mostly of IT system conversion costs, professional fees, and compensation related to certain of our large acquisitions outside the scope of our usual tuck-in strategy.

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	3rd Q 16	3rd Q 15	Change	9 Mths 16	9 Mths 15	Change
Fees	$176.0	$175.7	0.2%	$529.6	$532.0	-0.5%
International performance bonus fees	0.4	3.3	-87.9%	2.2	13.4	-83.6%

Fees as reported	176.4	179.0	-1.5%	531.8	545.4	-2.5%
Less fees from acquisitions	—	—		(3.1)	—
Less client run-off	—	(4.0)		(0.1)	(16.1)
Levelized foreign currency translation	—	0.2		—	(4.3)

Organic fees	$176.4	$175.2	0.7%	$528.6	$525.0	0.7%

Third quarter 2016 organic fees were unfavorably impacted primarily by lesser arising domestic claim counts and lower international performance bonus fees.

Compensation Expense and Ratios		3rd Q 16	3rd Q 15	9 Mths 16	9 Mths 15
Compensation expense, as reported		$106.8	$105.4	$316.3	$321.5
Workforce and lease termination related charges		(0.3)	(1.2)	(1.2)	(1.7)
Levelized foreign currency translation		—	0.2	—	(2.0)

Compensation expense, as adjusted		$106.5	$104.4	$315.1	$317.8

Reported compensation expense ratios using reported revenues on pages 2 and 3	*	60.4%	58.8%	59.4%	58.9%

Adjusted compensation expense ratios using adjusted revenues on pages 2 and 3	*	60.3%	57.9%	59.2%	58.6%

*	Reported and adjusted third quarter compensation ratios were 1.6 pts and 2.4 pts higher, respectively, than the same period in 2015. Both ratios were primarily impacted by higher base compensation and adverse employee medical plan experience, partially offset by savings in temporary help.

Operating Expense and Ratios		3rd Q 16	3rd Q 15	9 Mths 16	9 Mths 15
Operating expense, as reported		$40.7	$44.5	$126.3	$132.3
Workforce and lease termination related charges		(0.1)	(0.2)	(0.1)	(0.2)
Levelized foreign currency translation		—	(0.1)	—	(0.7)

Operating expense, as adjusted		$40.6	$44.2	$126.2	$131.4

Reported operating expense ratios using reported revenues on pages 2 and 3	*	23.0%	24.8%	23.7%	24.2%

Adjusted operating expense ratios using adjusted revenues on pages 2 and 3	*	23.0%	24.5%	23.7%	24.2%

*	Reported and adjusted third quarter operating expense ratios were 1.8 pts and 1.5 pts lower, respectively, than the same period in 2015. These ratios were primarily impacted by savings in business insurance and technology expenses.

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued):

Net Earnings to Adjusted EBITDAC (Non-GAAP)	3rd Q 16	3rd Q 15	Change	9 Mths 16	9 Mths 15	Change
Net earnings, as reported	$13.2	$13.8	-4.4%	$42.1	$45.8	-8.1%
Provision for income taxes	8.3	8.6		25.8	26.9
Depreciation	7.0	6.1		20.2	17.6
Amortization	0.7	0.8		1.8	2.2
Change in estimated acquisition earnout payables	—	—		—	(0.5)

EBITDAC	29.2	29.3	-0.3%	89.9	92.0	-2.3%
Workforce and lease termination related charges	0.4	1.4		1.3	1.9
Client bankruptcy	—	1.0		—	1.0
Levelized foreign currency translation	—	0.1		—	(1.6)

EBITDAC, as adjusted	$29.6	$31.8	-6.9%	$91.2	$93.3	-2.3%

Net earnings margin, as reported	7.5%	7.7%	-23 bpts	7.9%	8.4%	-48 bpts

EBITDAC margin, as adjusted	16.8%	17.6%	-88 bpts	17.1%	17.2%	-7 bpts

Corporate Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

	2016			2015
	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings Attributable to Controlling Interests	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings Attributable to Controlling Interests
3rd Quarter
Interest and banking costs	$(29.3)	$11.7	$(17.6)	$(26.2)	$10.5	$(15.7)
Clean energy related (1)	(39.8)	79.1	39.3	(40.2)	81.2	41.0
Acquisition costs	(0.9)	0.1	(0.8)	(0.2)	0.1	(0.1)
Corporate	(9.1)	3.4	(5.7)	(3.9)	(1.4)	(5.3)
Litigation settlement (2)	(4.4)	0.9	(3.5)	21.9	0.4	22.3

Reported 3rd quarter	(83.5)	95.2	11.7	(48.6)	90.8	42.2
Litigation settlement (2)	4.4	(0.9)	3.5	(21.9)	(0.4)	(22.3)

Adjusted 3rd quarter	$(79.1)	$94.3	$15.2	$(70.5)	$90.4	$19.9

Nine Months
Interest and banking costs	$(83.6)	$33.4	$(50.2)	$(79.1)	$31.6	$(47.5)
Clean energy related (1)	(98.1)	183.9	85.8	(88.8)	169.3	80.5
Acquisition costs	(3.7)	0.6	(3.1)	(3.4)	0.5	(2.9)
Corporate	(27.7)	9.6	(18.1)	(21.4)	4.6	(16.8)
Litigation settlement (2)	(14.6)	3.0	(11.6)	21.9	0.4	22.3

Reported nine months	(227.7)	230.5	2.8	(170.8)	206.4	35.6
Litigation settlement (2)	14.6	(3.0)	11.6	(21.9)	(0.4)	(22.3)

Adjusted nine months	$(213.1)	$227.5	$14.4	$(192.7)	$206.0	$13.3

(1)	Pretax earnings for the third quarter are presented net of amounts attributable to noncontrolling interests of $7.8 million in 2016 and $9.4 million in 2015. Pretax earnings for the nine month period are presented net of amounts attributable to noncontrolling interests of $20.6 million in 2016 and $23.1 million in 2015.

(2)	During the third quarter of 2015, Gallagher settled litigation against certain former U.K. executives and their advisors for a pretax gain of $31.0 million ($22.3 million net of costs and taxes). Incremental expenses that arose in connection with this matter will result in after-tax charges of up to $4.5 million per quarter through June 30, 2017.

Interest and banking costs and debt - At September 30, 2016, Gallagher had $2,400.0 million of borrowings from private placements, $258.0 million of short-term borrowings under its line of credit facility and $133.1 million outstanding under a two year revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers and as such are excluded from our debt covenant computations.

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Clean energy - Consists of the operating results related to our investments in 34 clean coal production plants and royalty income from clean coal licenses related to Chem-Mod LLC. Additional information regarding these results is available in the “CFO Commentary” at ajg.com/IR.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended September 30, 2016 and 2015 was (37.4)% and (33.3)%, respectively, which was lower than the statutory rate due to the amount of IRC Section 45 tax credits earned.

At-the-market equity program - Gallagher has an at-the-market equity program under which up to $15.6 million of its common stock remaining in the program may be sold through Morgan Stanley & Co. LLC as sales agent. During third quarter 2016, Gallagher did not sell any shares of its common stock under the program.

Balance Sheet Reclassifications

In first quarter 2016, Gallagher adopted new accounting guidance related to the presentation of both debt issuance costs and income taxes in the consolidated balance sheet. The new debt issuance costs guidance requires such costs to be presented in the balance sheet as a direct deduction from the associated debt liability. The new income tax guidance requires that deferred tax assets and liabilities be classified as noncurrent on the balance sheet rather than being separated into current and noncurrent components. The new guidance has been applied on a retrospective basis. Accordingly, Gallagher reclassified debt issuance costs of $3.3 million included in Other noncurrent assets to Corporate related borrowings - noncurrent in its consolidated balance sheet as of December 31, 2015. In addition, Gallagher reclassified the current deferred taxes to noncurrent in its consolidated balance sheet as of December 31, 2015, which increased Noncurrent deferred income taxes by $122.1 million and increased Other noncurrent liabilities by $4.6 million.

Webcast Conference Call

Gallagher will host a webcast conference call on Friday, October 28, 2016 at 9:00 a.m. ET/8:00 a.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 33 countries and offers client-service capabilities in more than 150 countries around the world through a network of correspondent brokers and consultants.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) the amount of, and potential uses for, investment returns generated by Gallagher’s clean energy investments; (ii) our corporate income tax rate; (iii) anticipated future results or performance of any segment or the Company as a whole; (iv) the premium rate environment; (v) the economic environment; and (vi) anticipated acquisition integration costs.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•	Risks and uncertainties related to Gallagher’s clean energy investments, including uncertainties related to political and regulatory risks, such as potential actions by Congress or challenges by the IRS eliminating or reducing the availability of tax credits under IRC Section 45 retroactively and/or going forward; the ability to maintain and find co-investors; the potential for divergent business objectives by co-investors and other stakeholders; plant operational risks, including supply-chain risks; utilities’ future use of, or demand for, coal; the market price of coal; the costs of moving a clean coal plant; intellectual property litigation risks; and environmental risks - all of which could impact (i) and (ii) above; and

•	Changes in worldwide and national economic conditions (including a possible economic downturn or recession in the U.K. because of the recent Brexit vote), changes in premium rates and in insurance markets generally, changes in the insurance brokerage industry’s competitive landscape and the uncertainties and challenges inherent in the acquisition integration process - all of which could impact (iii) - (vi) above.

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Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. See further below for definitions and the reason each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher does not make determinations regarding executive officer incentive compensation on the basis of “adjusted” measures such as those described below in “Adjusted revenues and expenses” or “Adjusted EBITDAC”. Instead, incentive compensation determinations for executive officers are made on the basis of revenue and EBITAC (defined as earnings before interest, taxes, amortization and change in estimated earnout payables) for the combined brokerage and risk management segments. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior year information, presented in this earnings release, provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 13 and 14 for a reconciliation of the adjustments made to income taxes.

•	Adjusted revenues and expenses - Revenues, compensation expense and operating expense, respectively, each adjusted to exclude the following:

•	Net gains realized from sales of books of business, which are primarily net proceeds received related to sales of books of business and other divestiture transactions.

•	Acquisition integration costs, which include costs related to certain of our large acquisitions, outside the scope of our usual tuck-in strategy, not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Workforce related charges, which primarily include severance costs related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•	Acquisition related adjustments, which include change in estimated acquisition earnout payables adjustments, impacts of acquisition valuation true-ups, impairment charges and acquisition related compensation charges.

•	The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures - Gallagher believes that each of EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin and adjusted EPS for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Adjusted EPS is a performance measure and should not be used as a measure of Gallagher’s liquidity. Gallagher also considers EBITDAC and EBITDAC margin as ways to measure financial performance on an ongoing basis. In addition, adjusted EBITDAC, adjusted EBITDAC margin and adjusted EPS for the Brokerage and Risk Management segments are presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	EBITDAC - Net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin - EBITDAC divided by total revenues.

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•	Adjusted EBITDAC - EBITDAC adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable.

•	Adjusted EBITDAC margin - Adjusted EBITDAC divided by total adjusted revenues (defined above).

•	Adjusted EPS for the Brokerage and Risk Management segments - Net earnings adjusted to exclude the after-tax impact of net gains realized from sales of books of business, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges and acquisition related adjustments divided by diluted weighted average shares outstanding.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, change in base commission and fee organic growth excludes the period-over-period impact of foreign currency translation. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the impact of run-off of the New South Wales Workers’ Compensation Scheme and other closed down operations and the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 11 and 12), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 2 and 3), for organic revenue measures (on pages 4 and 6, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 5 and 7, respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can be found in the “Supplemental Quarterly Data” available at ajg.com/IR.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 3rd Qtr Ended September 30,

(Unaudited - in millions except per share, percentage and workforce data)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Brokerage Segment	Sept 30, 2016	Sept 30, 2015	Sept 30, 2016	Sept 30, 2015
Commissions	$612.9	$594.6	$1,842.3	$1,748.6
Fees	198.6	181.7	556.0	505.8
Supplemental commissions	35.3	29.2	106.8	90.9
Contingent commissions	16.4	14.5	96.7	81.8
Investment income and gains realized on books of business sales	14.4	15.5	40.4	45.1

Revenues	877.6	835.5	2,642.2	2,472.2

Compensation	504.0	473.9	1,515.1	1,430.2
Operating	143.7	158.3	452.7	466.2
Depreciation	14.2	13.8	42.6	39.2
Amortization	62.5	57.3	183.3	170.1
Change in estimated acquisition earnout payables	4.1	9.7	21.2	26.4

Expenses	728.5	713.0	2,214.9	2,132.1

Earnings before income taxes	149.1	122.5	427.3	340.1
Provision for income taxes	51.4	47.0	148.8	123.7

Net earnings	97.7	75.5	278.5	216.4
Net earnings (loss) attributable to noncontrolling interests	(0.2)	(1.8)	4.1	3.3

Net earnings attributable to controlling interests	$97.9	$77.3	$274.4	$213.1

EBITDAC
Net earnings	$97.7	$75.5	$278.5	$216.4
Provision for income taxes	51.4	47.0	148.8	123.7
Depreciation	14.2	13.8	42.6	39.2
Amortization	62.5	57.3	183.3	170.1
Change in estimated acquisition earnout payables	4.1	9.7	21.2	26.4

EBITDAC	$229.9	$203.3	$674.4	$575.8

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Risk Management Segment	Sept 30, 2016	Sept 30, 2015	Sept 30, 2016	Sept 30, 2015
Fees	$176.4	$179.0	$531.8	$545.4
Investment income	0.3	0.2	0.7	0.4

Revenues	176.7	179.2	532.5	545.8

Compensation	106.8	105.4	316.3	321.5
Operating	40.7	44.5	126.3	132.3
Depreciation	7.0	6.1	20.2	17.6
Amortization	0.7	0.8	1.8	2.2
Change in estimated acquisition earnout payables	—	—	—	(0.5)

Expenses	155.2	156.8	464.6	473.1

Earnings before income taxes	21.5	22.4	67.9	72.7
Provision for income taxes	8.3	8.6	25.8	26.9

Net earnings	13.2	13.8	42.1	45.8
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$13.2	$13.8	$42.1	$45.8

EBITDAC
Net earnings	$13.2	$13.8	$42.1	$45.8
Provision for income taxes	8.3	8.6	25.8	26.9
Depreciation	7.0	6.1	20.2	17.6
Amortization	0.7	0.8	1.8	2.2
Change in estimated acquisition earnout payables	—	—	—	(0.5)

EBITDAC	$29.2	$29.3	$89.9	$92.0

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Corporate Segment	Sept 30, 2016	Sept 30, 2015	Sept 30, 2016	Sept 30, 2015
Revenues from consolidated clean coal facilities	$417.1	$392.6	$1,000.6	$965.8
Royalty income from clean coal licenses	12.7	15.9	36.6	44.2
Loss from unconsolidated clean coal facilities	(0.5)	(0.4)	(1.2)	(1.0)
Other net revenues	(1.3)	32.0	(0.9)	30.5

Revenues	428.0	440.1	1,035.1	1,039.5

Cost of revenues from consolidated clean coal facilities	449.7	418.9	1,079.1	1,035.0
Compensation	15.8	25.6	48.3	43.5
Operating	5.2	5.3	19.7	20.2
Interest	28.5	25.6	81.5	77.2
Depreciation	4.5	3.9	13.6	11.3

Expenses	503.7	479.3	1,242.2	1,187.2

Loss before income taxes	(75.7)	(39.2)	(207.1)	(147.7)
Benefit for income taxes	(95.2)	(90.8)	(230.5)	(206.4)

Net earnings	19.5	51.6	23.4	58.7
Net earnings attributable to noncontrolling interests	7.8	9.4	20.6	23.1

Net earnings attributable to controlling interests	$11.7	$42.2	$2.8	$35.6

EBITDAC
Net earnings	$19.5	$51.6	$23.4	$58.7
Benefit for income taxes	(95.2)	(90.8)	(230.5)	(206.4)
Interest	28.5	25.6	81.5	77.2
Depreciation	4.5	3.9	13.6	11.3

EBITDAC	$(42.7)	$(9.7)	$(112.0)	$(59.2)

See “Information Regarding Non-GAAP Measures” on page 9 of 14.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 3rd Qtr Ended September 30,

(Unaudited - in millions except share and per share data)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Total Company	Sept 30, 2016	Sept 30, 2015	Sept 30, 2016	Sept 30, 2015
Commissions	$612.9	$594.6	$1,842.3	$1,748.6
Fees	375.0	360.7	1,087.8	1,051.2
Supplemental commissions	35.3	29.2	106.8	90.9
Contingent commissions	16.4	14.5	96.7	81.8
Investment income and gains realized on books of business sales	14.7	15.7	41.1	45.5
Revenues from clean coal activities	429.3	408.1	1,036.0	1,009.0
Other net revenues - Corporate	(1.3)	32.0	(0.9)	30.5

Revenues	1,482.3	1,454.8	4,209.8	4,057.5

Compensation	626.6	604.9	1,879.7	1,795.2
Operating	189.6	208.1	598.7	618.7
Cost of revenues from clean coal activities	449.7	418.9	1,079.1	1,035.0
Interest	28.5	25.6	81.5	77.2
Depreciation	25.7	23.8	76.4	68.1
Amortization	63.2	58.1	185.1	172.3
Change in estimated acquisition earnout payables	4.1	9.7	21.2	25.9

Expenses	1,387.4	1,349.1	3,921.7	3,792.4

Earnings before income taxes	94.9	105.7	288.1	265.1
Benefit for income taxes	(35.5)	(35.2)	(55.9)	(55.8)

Net earnings	130.4	140.9	344.0	320.9
Net earnings attributable to noncontrolling interests	7.6	7.6	24.7	26.4

Net earnings attributable to controlling interests	$122.8	$133.3	$319.3	$294.5

Diluted net earnings per share	$0.69	$0.75	$1.79	$1.71

Dividends declared per share	$0.38	$0.37	$1.14	$1.11

EBITDAC
Net earnings	$130.4	$140.9	$344.0	$320.9
Benefit for income taxes	(35.5)	(35.2)	(55.9)	(55.8)
Interest	28.5	25.6	81.5	77.2
Depreciation	25.7	23.8	76.4	68.1
Amortization	63.2	58.1	185.1	172.3
Change in estimated acquisition earnout payables	4.1	9.7	21.2	25.9

EBITDAC	$216.4	$222.9	$652.3	$608.6

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Sept 30, 2016	Dec 31, 2015
Cash and cash equivalents	$531.8	$480.4
Restricted cash	1,397.1	1,412.1
Premiums and fees receivable	1,683.7	1,734.0
Other current assets	601.1	587.2

Total current assets	4,213.7	4,213.7
Fixed assets - net	213.9	202.7
Deferred income taxes (includes tax credit carryforwards of $433.7 in 2016 and $341.6 in 2015)	749.8	643.5
Other noncurrent assets	630.4	488.9
Goodwill - net	3,762.6	3,662.9
Amortizable intangible assets - net	1,629.9	1,698.8

Total assets	$11,200.3	$10,910.5

Premiums payable to insurance and reinsurance companies	$2,866.9	$2,877.1
Accrued compensation and other accrued liabilities	651.3	812.7
Unearned fees	83.7	61.3
Other current liabilities	55.9	54.0
Premium financing borrowings	133.1	137.0
Corporate related borrowings - current	608.0	245.0

Total current liabilities	4,398.9	4,187.1
Corporate related borrowings - noncurrent	2,044.6	2,071.7
Other noncurrent liabilities	1,015.6	963.5

Total liabilities	7,459.1	7,222.3

Stockholders’ equity:
Common stock - issued and outstanding	177.9	176.9
Capital in excess of par value	3,239.3	3,209.4
Retained earnings	889.8	774.5
Accumulated other comprehensive loss	(620.5)	(522.5)

Total controlling interests stockholders’ equity	3,686.5	3,638.3
Noncontrolling interests	54.7	49.9

Total stockholders’ equity	3,741.2	3,688.2

Total liabilities and stockholders’ equity	$11,200.3	$10,910.5

See “Information Regarding Non-GAAP Measures” on page 9 of 14.

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Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

	3rd Q Ended	3rd Q Ended		9 Mths Ended	9 Mths Ended
OTHER INFORMATION	Sept 30, 2016	Sept 30, 2015		Sept 30, 2016	Sept 30, 2015
Basic weighted average shares outstanding (000s)	177,611	175,956		177,355	170,715
Diluted weighted average shares outstanding (000s)	178,520	176,808		178,160	171,772
Number of common shares outstanding at end of period (000s)				177,941	176,695
Workforce at end of period (includes acquisitions):
Brokerage				18,539	17,710
Risk Management				5,451	5,436
Total Company			*	24,689	23,724

*	Prior to September 1, 2016, most of Gallagher’s India-based workforce was provided by a third-party on a cost-pass-through basis. During the 3rd quarter of 2016, Gallagher consummated a transaction whereby it now directly employees those associates thereby adding approximately 2,700 employees to our global workforce counts shown above.

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
3rd Q Ended Sept 30, 2016
Brokerage, as reported	$149.1	$51.4	$97.7	$(0.2)	$97.9	$0.55
Gains on book sales	(1.1)	(0.3)	(0.8)	—	(0.8)	—
Acquisition integration	9.4	2.7	6.7	—	6.7	0.04
Workforce & lease termination	6.0	1.7	4.3	—	4.3	0.02
Acquisition related adjustments	1.9	0.6	1.3	—	1.3	—

Brokerage, as adjusted	$165.3	$56.1	$109.2	$(0.2)	$109.4	$0.61

Risk Management, as reported	$21.5	$8.3	$13.2	$—	$13.2	$0.07
Workforce & lease termination	0.4	0.1	0.3	—	0.3	0.01

Risk Management, as adjusted	$21.9	$8.4	$13.5	$—	$13.5	$0.08

Corporate, as reported	$(75.7)	$(95.2)	$19.5	$7.8	$11.7	$0.07
Impact of 2015 litigation settlement	4.4	0.9	3.5	—	3.5	0.01

Corporate, as adjusted	$(71.3)	$(94.3)	$23.0	$7.8	$15.2	$0.08

3rd Q Ended Sept 30, 2015
Brokerage, as reported	$122.5	$47.0	$75.5	$(1.8)	$77.3	$0.44
Gains on book sales	(2.6)	(0.5)	(2.1)	—	(2.1)	(0.01)
Acquisition integration	23.3	4.7	18.6	—	18.6	0.10
Workforce & lease termination	3.4	0.7	2.7	—	2.7	0.02
Acquisition related adjustments	6.2	1.2	5.0	—	5.0	0.02
Levelized foreign currency translation	(0.7)	(0.2)	(0.5)	—	(0.5)	—

Brokerage, as adjusted	$152.1	$52.9	$99.2	$(1.8)	$101.0	$0.57

Risk Management, as reported	$22.4	$8.6	$13.8	$—	$13.8	$0.08
Workforce & lease termination	1.4	0.4	1.0	—	1.0	0.01
Client bankruptcy	1.0	0.3	0.7	—	0.7	—
Acquisition related adjustments	—	—	—	—	—	—
Levelized foreign currency translation	0.2	0.1	0.1	—	0.1	—

Risk Management, as adjusted	$25.0	$9.4	$15.6	$—	$15.6	$0.09

Corporate, as reported	$(39.2)	$(90.8)	$51.6	$9.4	$42.2	$0.23
Impact of 2015 litigation settlement	(21.9)	0.4	(22.3)	—	(22.3)	(0.12)

Corporate, as adjusted	$(61.1)	$(90.4)	$29.3	$9.4	$19.9	$0.11

See “Information Regarding Non-GAAP Measures” on page 9 of 14.

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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
9 Mths Ended Sept 30, 2016
Brokerage, as reported	$427.3	$148.8	$278.5	$4.1	$274.4	$1.54
Gains on book sales	(4.7)	(1.4)	(3.3)	—	(3.3)	(0.02)
Acquisition integration	35.5	10.4	25.1	—	25.1	0.14
Workforce & lease termination	12.1	3.5	8.6	—	8.6	0.05
Acquisition related adjustments	13.7	4.1	9.6	—	9.6	0.06

Brokerage, as adjusted	$483.9	$165.4	$318.5	$4.1	$314.4	$1.77

Risk Management, as reported	$67.9	$25.8	$42.1	$—	$42.1	$0.23
Workforce & lease termination	1.3	0.4	0.9	—	0.9	0.01

Risk Management, as adjusted	$69.2	$26.2	$43.0	$—	$43.0	$0.24

Corporate, as reported	$(207.1)	$(230.5)	$23.4	$20.6	$2.8	$0.02
Impact of 2015 litigation settlement	14.6	3.0	11.6	—	11.6	0.06

Corporate, as adjusted	$(192.5)	$(227.5)	$35.0	$20.6	$14.4	$0.08

9 Mths Ended Sept 30, 2015
Brokerage, as reported	$340.1	$123.7	$216.4	$3.3	$213.1	$1.24
Gains on book sales	(7.0)	(1.8)	(5.2)	—	(5.2)	(0.03)
Acquisition integration	66.5	17.9	48.6	—	48.6	0.28
Workforce & lease termination	17.9	5.1	12.8	—	12.8	0.08
Acquisition related adjustments	18.9	5.1	13.8	—	13.8	0.08
Levelized foreign currency translation	(3.1)	(0.9)	(2.2)	—	(2.2)	(0.01)

Brokerage, as adjusted	$433.3	$149.1	$284.2	$3.3	$280.9	$1.64

Risk Management, as reported	$72.7	$26.9	$45.8	$—	$45.8	$0.27
Workforce & lease termination	1.9	0.6	1.3	—	1.3	0.01
Client bankruptcy	1.0	0.3	0.7	—	0.7	—
Acquisition related adjustments	(0.5)	(0.2)	(0.3)	—	(0.3)	—
Levelized foreign currency translation	(1.4)	(0.4)	(1.0)	—	(1.0)	(0.01)

Risk Management, as adjusted	$73.7	$27.2	$46.5	$—	$46.5	$0.27

Corporate, as reported	$(147.7)	$(206.4)	$58.7	$23.1	$35.6	$0.20
Impact of 2015 litigation settlement	(21.9)	0.4	(22.3)	—	(22.3)	(0.13)

Corporate, as adjusted	$(169.6)	$(206.0)	$36.4	$23.1	$13.3	$0.07

See “Information Regarding Non-GAAP Measures” on page 9 of 14.

Contacts:
Ray Iardella	Marsha Akin
Vice President - Investor Relations	Director - Investor Relations
630-285-3661 or ray_iardella@ajg.com	630-285-3501 or marsha_akin@ajg.com

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